Exhibit 1.01

Conflict Minerals Report of Woodward, Inc.

For the reporting period from January 1, 2019 to December 31, 2019

This Conflict Minerals Report (the “Report”) of Woodward, Inc. (the “Company,” “Woodward,” “we,” “us” or “our”) has been prepared pursuant to Rule 13p-1 (“Rule 13p-1”) and Form SD (“Form SD”) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) for the reporting period January 1, 2019 to December 31, 2019 (the “Reporting Period”).

Rule 13p-1, through Form SD, requires the disclosure of certain information if a company manufactures or contracts to manufacture products for which certain conflict minerals (as defined below) are necessary to the functionality or production of such products. As defined in Form SD, and as used herein, “conflict minerals” means: (i)(a) columbite-tantalite (or coltan), (b) cassiterite, (c) gold and (d) wolframite, or their derivatives, which are currently limited to tantalum, tin and tungsten; or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an “adjoining country” as defined in Form SD (collectively, the “Covered Countries”).

Woodward’s Manufactured and Contracted-to-Manufacture Products

Woodward, including our consolidated subsidiaries, manufactures and sub-contracts for the manufacture of products for which conflict minerals are necessary to the functionality or production of those products. We provide energy control and optimization solutions for the aerospace and industrial markets through the precise and efficient control of fluid and electrical energy, combustion, and motion. Within the aerospace market, we provide systems, components and solutions for both commercial and defense applications. Our key focus areas within this market are propulsion and combustion control solutions for turbine powered aircraft, and fluid and motion control solutions for critical aerospace and defense applications. Our aerospace segment designs, manufactures and services systems and products for the management of fuel, air, combustion and motion control. These products include fuel pumps, metering units, actuators, air valves, specialty valves, fuel nozzles, and thrust reverser actuation systems for turbine engines and nacelles, as well as flight deck controls, actuators, servocontrols, motors and sensors for aircraft. These products are used on commercial and private aircraft and rotorcraft, as well as on military fixed-wing aircraft and rotorcraft, guided weapons, and other defense systems. Within the industrial market, our key focus areas are applications and control solutions for machines that produce electricity, and fluid, motion, and combustion control solutions for complex oil and gas, industrial, power generation, and transportation applications. Our industrial segment designs, produces and services systems and products for the management of fuel, air, fluids, gases, motion, combustion and electricity. These products include actuators, valves, pumps, fuel injection systems, solenoids, ignition systems, speed controls, electronics and software, power converters, sensors and other devices that measure, communicate and protect electrical distribution systems. Our industrial products are used on industrial gas turbines (including heavy frame, aeroderivative and small industrial gas turbines), steam turbines, reciprocating engines (including low speed, medium speed and high speed engines, natural gas vehicles and diesel, heavy fuel oil and dual-fuel engines), electric power generation and power distribution systems, and compressors. The equipment on which our industrial products are found is used to generate and distribute power; to extract and distribute fossil and renewable fuels; in the mining of other commodities; and to convert fuel to work in transportation and freight (both marine and locomotives), mobile, and industrial equipment applications.

In 2018, Woodward extended its fuel injection systems product portfolio with the acquisition of L’Orange, a world class fuel injection systems technology company, from Rolls-Royce (“Woodward L’Orange”). The acquisition formally closed on June 4, 2018. Pursuant to Instruction (3) to Item 1.01 on Form SD, we do not report on Woodward L’Orange’s use of the conflict minerals, its due diligence, or other reporting requirements in this report. We intend to include Woodward L’Orange in our filing for the 2020 reporting period.

The Company’s Due Diligence Process

The Company’s due diligence measures have been designed to conform to the framework in the Organisation for Economic Co-operation and Development’s (“OECD”), “OECD Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas,” Third Edition, including applicable supplements thereto (the “OECD Guidelines”).

Woodward has implemented or is addressing each of the steps in the OECD 5-step due diligence framework as discussed or referenced below:

1.	Establish strong company management systems

A.	Company conflict minerals policy

Woodward has developed and adopted a conflict minerals policy, Policy 9-14, Conflict Minerals (the “Conflict Minerals Policy”). The Conflict Minerals Policy affirms that the Company takes our corporate responsibility with respect to responsible sourcing seriously and that it is the Company’s goal to only use in our products conflict minerals that are sourced responsibly. The Conflict Minerals Policy provides that Woodward will take appropriate measures to ensure participants in our global supply chain exercise due diligence and comply with reporting and other compliance requirements with respect to the items Woodward procures from them. The policy is publicly available and can be accessed at https://www.woodward.com/en/about/corporate-governance/compliance. The policy is formally reviewed at least annually to determine if any revisions or enhancements are required to maintain compliance with the letter and the intent of the law. No changes were made to Woodward’s Conflict Minerals Policy as the result of its review for 2019. Over time, we intend to update our Conflict Minerals Policy, our standard supplier terms and conditions, and our long-term agreements with suppliers to more clearly require our supply chain to use SORs that have passed or are in the process of completing an independent conflict-free sourcing protocol audit (such as RMI’s Responsible Mineral Assurance Process). We will also extend the aforementioned supplier terms and conditions and long term agreements to cover emerging minerals of interest beyond 3TG and to address Conflict Affected and High Risk Areas (as defined in the OECD guidelines) beyond the Covered Countries.

B.	Internal management structure

The Conflict Minerals Policy designates the Corporate Vice President of Global Supply Chain as responsible for ensuring our compliance with conflict minerals reporting requirements. Woodward’s Governance and Securities Counsel serves as an advisor on conflict minerals compliance. Conflict minerals have also been a topic of discussion and review at Board of Directors meetings since September 2012.

We assigned our Global Supply Chain group (“GSC”) with the responsibility for conflict minerals compliance to be overseen by the Corporate Vice President, Global Supply Chain. GSC has established an internal team led by a senior GSC leader to manage conflict minerals engagement with our suppliers (such team, the “Core Team”). Woodward is subject to numerous product material compliance regulations, including with respect to conflict minerals, which require enterprise-wide system and compliance processes and integrated process teams to achieve regulatory compliance requirements and social responsibility goals. The Core Team, together with other GSC members and with counsel from the Global Legal & Compliance Department, are the Company’s team of subject matter experts and implementers. GSC is responsible for reaching out to the Company’s supply base on an ongoing basis to collect information, including Conflict Minerals Reporting Templates (“CMRT”), regarding the presence and sourcing of conflict minerals in the products supplied to the Company. The Global Supplier Managers (commodity managers) within GSC have also provided focused support as required. These actions have aligned existing strategic and organizational structures to address the due diligence and reporting requirements of Rule 13p-1.

In addition, Woodward’s product material compliance activity, including conflict minerals, was chartered as a formal project in February 2015 to provide an established framework for the continuing evolution of an enterprise-wide set of material compliance processes and standard work. Woodward’s Corporate Vice President of Global Supply Chain, the Vice President of Information Technology, and the Corporate Vice President, General Counsel,

and the Corporate Secretary and Chief Compliance Officer all provide executive guidance and oversight of our product material compliance activities. The product material compliance project manager provides status updates and receives executive project guidance approximately once per quarter. As of 2018, the Core Team, our internal processes, the Assent Compliance Platform (“ACP”) software application, and the efforts of our solution provider, Assent, all achieved sufficient maturity for product material compliance to be considered as a standard element of Woodward’s workflow. Core Team leadership briefed GSC executive leadership during quarterly reviews held during the course of the 2019 campaign. Core Team leadership also kept the appropriate Woodward executive leadership members informed of operations, issues and progress. Additionally, during calendar year 2019, the product material compliance project manager kept business unit engineering leadership apprised of active campaigns and informed as to the status, progress and planned efforts of the campaigns on a weekly basis.

C.	System of controls and transparency over the mineral supply chain

Our existing enterprise resource planning (“ERP”) systems, WISE and SAP, provide controls over our supply chain. The ERP systems currently provide:

•	Identification of the end item products we provide to each of our customers;

•	Shipping transaction history to assist in bounding our sales/shipments by calendar year as required by the Rule 13p-1 of the Exchange Act;

•	A bill of material identifying all of the components and materials in each of our end item products;

•	A purchasing history of each of our purchased components and raw materials and the identification of the suppliers used for these purchases;

•

A receiving inspection function that accepts or rejects purchased components and raw materials based upon whether the purchased items meet or do not meet the specification requirements (including specified material requirements) of the associated drawing or other specification documents. This is accomplished by a combination of direct measurements / inspections of the actual parts, or by reviewing the existence and completeness of formal supplier certifications to selected specifications, such as certifying proper use of specified aluminum or steel specifications.

We continued the implementation of ACP and the Assent services to automate much of the Company’s product materials compliance efforts. In addition, Woodward continues to maintain full membership with the Aerospace Industries Association (“AIA”), the IPC – the Association Connecting Electronics Industries, and the Responsible Materials Initiative (“RMI”).

D.	Strengthen Company engagement with suppliers

The Company is committed to conducting business in a socially responsible manner and is determined to partner with suppliers who are similarly committed. Woodward has and continues to significantly enhance its engagement with its suppliers regarding conflict minerals requirements. Our purchase order and standard supplier agreement terms and conditions were modified in 2013 to require our suppliers to support our conflict minerals reporting. Woodward continues to enhance these terms and conditions to achieve improved supply chain transparency and responsible sourcing, with the ultimate goal of obtaining full material disclosure (substance, content-by-weight, raw material smelter sources) to increase the traceability of materials from each supplier.

By accepting a Woodward purchase order, a Woodward supplier:

“…warrants and certifies that it complies with Section 1502 of the Dodd Frank Act and the Conflict Minerals Regulations and Final Rules issued by the U.S. Securities and Exchange Commission, and any subsequent rules and regulations related thereto (“Conflict Minerals Regulations”), and has implemented compliant processes to ensure its suppliers are in compliance with the Conflict Minerals Regulations.

Where Seller does not have direct and formal reporting requirements under the Conflict Minerals Regulations, and upon request by Buyer, Seller agrees to provide due diligence and Responsible Country of Origin Inquiry

(“RCOI”) information under this Agreement to Buyer in support of Buyer’s reporting requirements (the “RCOI Requirements”). Further, Seller shall promptly comply with all requests by Buyer to provide documentation, and other substantiating data and assurances with respect to its compliance with Conflict Minerals Regulations and the RCOI Requirements as Buyer may deem necessary from time to time. In the event: (a) Buyer deems Seller is not in compliance with the Conflict Minerals Regulations or the RCOI Requirements, (b) Buyer is not satisfied with the outcome of any review of Seller documentation and/or data or otherwise, or (c) Seller does not provide the documentation, other data and/or other further assurances to Buyer as requested by Buyer, Buyer shall have the right to terminate this Order or any portion thereof without penalty or further liability to Seller.”

Since 2016, Woodward has conducted one-on-one contact sessions with suppliers to address their inquiries and provide guidance where needed. Development of Woodward-specific formal supplier training courses continues, and we plan to host (jointly with Assent) our first supplier product materials compliance orientation and overview in 2020. Through our contract with Assent, our suppliers have access to an extensive suite of training videos, slide decks, how-to manuals and regulation guidance documents. Our suppliers also have access to online chat with an Assent specialist if they have difficulties or questions while preparing their responses. Since 2016 Woodward has annually participated in multiple Assent Compliance supplier summits and conferences, inviting our regional suppliers to these and providing additional guidance for our joint use of ACP in the campaign process.

E.	Establish a company level, or industry-wide, grievance mechanism as an early warning risk-awareness system

Woodward has a comprehensive ethics awareness compliance policy, annual training and contact mechanisms for members’ concerns or ethics grievances. This allows and encourages members to either contact their leader, or anyone in a leadership position, Human Resources, the Company’s Chief Compliance Officer, any other Company Officer, any member of the Company’s Board of Directors, or a hotline / ethics help line (both telephonic and web based) that is managed by an externally contracted agency, which allows for anonymous input if a reporting member so chooses. The details are described in Woodward Policy 01-14 – Woodward Code of Business Conduct and Ethics and in the annual member and leader ethics trainings. Investigations of alleged violations are handled by a Company level Business Conduct Oversight Committee and by the Audit Committee of the Board of Directors.

Direct suppliers to Woodward may contact their Global Supplier Manager at Woodward for resolution if they believe elements of Woodward direction may cause them to be noncompliant with Woodward’s stated social responsibility goals and compliance requirements. Woodward GSC members are also available to help our direct suppliers with compliance issues they may have with their suppliers regarding our flow down contract requirements. Suppliers’ conflict minerals representatives may also contact Woodward’s product material compliance project manager, who will facilitate the appropriate guidance or resolution regarding such issues. In 2018, the Woodward Core Team continued its assessment of the feasibility of incorporating social responsibility matters such as conflict minerals compliance into our existing ethics and compliance infrastructure. This assessment is taking an extended duration and will continue into 2019 due to the 2018 acquisition of L’Orange into Woodward and due to a number of changes in or retirements of senior leaders.

We intend to evaluate the grievance process and mechanisms developed by RMI and to assess whether we can effectively incorporate them into our current processes and mechanisms for responsible minerals sourcing.

2.	Identify and assess risks in the supply chain

Woodward is a downstream manufacturer. As such, Woodward does not control the origin or composition of many of the materials provided by our suppliers. Consequently, we ask our suppliers to inquire, identify, and conduct data collection and due diligence activities, which in turn are fundamental elements of our due diligence activities. Woodward conducts analyses of the data collected from our first-tier suppliers for accuracy and completeness in order to identify and assess risks in the Woodward supply chain. This includes:

•	The initial smelter checklist analysis contained in the CMRT

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Assent validation of SOR lists in the supplier CMRTs, using an extensive database consisting of the RMI, Responsible Jewelry Network, and London Bullion Market Association validated SOR lists, and the results of Assent’s extensive internal and independent SOR validation efforts

•	The indirect analysis input that Woodward has acquired as a result of submitting interim roll-up CMRTs to our customers and receiving analysis results from the various software applications they use

In 2015, Woodward started (on a manual basis) to use both the publicly available RMI SOR list, and the RMI compliance and country of origin databases available through our RMI membership. Since then, we have continued that approach and have applied it to the roll-up Woodward CMRT that ACP generates from our valid supplier CMRTs. As it becomes available via RMI or ACP, Woodward intends to utilize the certification results of sources certified to the Fairtrade Standard for Gold and Precious Metals.

For suppliers’ smelter inputs that are still undetermined (i.e., the source has not been confirmed as a smelter, or its conflict-free sourcing status has not been identified through the above validation programs), ACP automatically provides a corrective action request to suppliers having such inputs. Assent and Woodward jointly work with suppliers needing additional assistance to correct or eliminate these undetermined inputs as appropriate.

There is significant overlap between our RCOI efforts and our due diligence measures performed. Our RCOI process is described in our Form SD.

3.	Design and implement a strategy to respond to identified risks

A.	Report findings of the supply chain risk assessment, including conflict minerals compliance, to the designated senior management of the Company

In addition to the product material compliance project core team or its leader reporting to executive leadership and to Global Supply Chain as identified in 1B above, for 2019 Woodward, with significant Assent support, continued to conduct one-on-one supplier contacts and perform assessments on supplier-provided SOR data as described in the Woodward Calendar Year 2019 Due Diligence Results section of this Conflict Minerals Report.

•	Woodward conducts periodic supplier reviews by commodity grouping with the Corporate Vice President of Global Supply Chain and the commodity directors.

•	The periodic reviews conducted by each business group president include a review of supply chain issues for that business group.

•

Each year, senior GSC leadership engage in a strategic planning review and a mid-year review with senior management of the Company, including with the Company’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, to provide, at the highest level of management, strategic oversight of our supply chain strategies and performance.

B.	Devise and adopt a risk management plan

Woodward has several formal procedures and tools relative to risk management that form a solid foundation for our planned improvement actions to incorporate specific conflict minerals aspects of risk management. These existing procedures include but are not limited to our supplier approval process, our purchasing procedures, our purchase order and supplier agreement terms and conditions (described in Due Diligence section 1D above), our supplier registration portal and our Parts Transition Process, as well as the evaluation of other existing and possible future software solutions. In addition, our Assent Compliance Platform and services perform a risk assessment and risk rating on each received supplier CMRT.

C.	Implement the risk mitigation plan

Woodward is continuing to develop a risk management and mitigation plan providing for actions to be taken should Woodward determine if any conflict minerals are sourced from conflict-affected areas of Covered Countries. This started with Woodward co-signing, together with more than 40 other companies, an annual letter coordinated by Assent. Beginning in 2017, this letter was sent to every SOR that has not completed or that was not actively participating in an independent conflict-free sourcing practices audit, and was sent to enable the assessment of the use of conflict-free sourcing practices. We continue to participate in this annual letter and we intend to extend this risk mitigation practice by sending letters directly from Woodward to our supply chain.

In 2019, Woodward continued to engage in additional fact finding and risk assessments to identify risks requiring mitigation or after a change in circumstances. These activities are described above. The enhanced inquiry and assessment activities discussed for RCOI in our Form SD also provide additional and refined findings for risk identification and assessment. These activities are discussed in the RCOI Improvement Actions Continuing or Planned section at the end of our Form SD.

4.	Carry out independent third-party audits of supply chain due diligence at identified points in the supply chain

Woodward is significantly downstream in the supply chain from smelters and refiners. In order to obtain SOR information, Woodward seeks information from our upstream suppliers and from third party data aggregating services. Woodward joined what is now known as the Responsible Business Alliance’s Responsible Minerals Initiative (“RMI”) in late 2015 to leverage the RMI Conflict Free Smelter audit program, the subsequent RMI Responsible Minerals Assurance Process and the resulting audit data from that program. We will also leverage any equivalent audit data that may be obtained through Woodward’s memberships in the AIA and IPC.

5.	Report annually on supply chain due diligence

The Form SD is posted as one of our many required SEC filings as a document link at https://ir.woodward.com/financials/sec-filings/default.aspx. The Conflict Minerals Report, when required, is also posted as a document link at https://www.woodward.com/en/about/corporate-governance/compliance. These postings are completed within one business week of the filing of these documents with the SEC. Also in compliance with the SEC Final Rule, Woodward’s Conflict Minerals Policy, Policy 09-14, is posted as a document link at https://www.woodward.com/en/about/corporate-governance/compliance. Woodward has published a Sustainability Report, which summarizes our Conflict Minerals Policy and provides the context of conflict minerals compliance and objectives within our overall sustainability goals, initiatives and practices. The Sustainability Report is available as a document link at https://www.woodward.com/en/about/social-responsibility.

Woodward Calendar Year 2019 Due Diligence Results

Woodward Conflict Minerals Data Requests and Supplier Responses (the Due Diligence in Acquiring Supplier Data)

Woodward initiated its 2019 campaign via ACP with a campaign alert letter to new suppliers on January 28, 2020, followed by CMRT requests to our suppliers on February 20, 2020, requesting both part level CMRTs and updated contact data. The campaign was initiated later than anticipated due to the effort required to support other urgent Woodward material compliance campaigns. This is the third reporting year that Woodward has requested part-level CMRTs if they are readily available or producible. If suppliers cannot provide part-level CMRTs, then we would continue to accept company level CMRTs. We are using the suppliers’ CMRTs to identify if they had a parent company, their parent company contact data if applicable, and whether their conflict minerals reporting was from a corporate or business group level. This is to further improve our inquiry approach in future reporting years. Follow-up inquiries were sent to current non-respondents via ACP on March 05 and 23. Escalation follow-ups were sent as personalized e-mails from our Assent Supplier Engagement Team on March 30, April 8 and April 14, 2020. As part of the escalation, Assent separated those suppliers who reported a “no 3TG” status for 2018 into a separate simplified campaign, asking them if they could confirm their “no 3TG” status for 2019. Follow-up with suppliers submitting incomplete or incorrect CMRTs began March 11, 2020. Woodward’s supplier CMRT response status as of April 28, 2020 was:

Total # of Supplier records – 2,205 for 2019 versus 1,823 for 2018

Total # of emails sent – 6 separate inquiries on an approximately 2-week interval to non-responsive suppliers

Total # of CMRTs received – 1,060 (52.3%) for 2019 versus 1,163 (63.8%) for 2018

Total # of valid CMRTs received – 975 (44.2%) (“valid” indicates an Excel file CMRT with no checker-tab-indicated errors) versus 1,038 (56.9%) for 2018.

We received 103 fewer CMRTs this year, and our total supplier count increased by 382, which directly contributed to the lower percent response. 140 (14%) of our supplier CMRT responses at the Woodward-requested part or part-family level, compared to 202 (18%) last year. Woodward believes that three factors contributed significantly to the reductions we saw in our 2019 CMRT response rate. First, supplier interest in responding to CMRT requests and the general conflict minerals scheme appeared to wane in 2020 for the Reporting Period as compared to the responses in 2019 for the 2018 reporting period, as reflected in supplier responses to many of our CMRT requests. Second, also based on a number of supplier responses, it appears that some upstream suppliers believe they only need to provide information related to sales made during the current reporting year. However, Woodward and other downstream customers in many cases use components purchased in prior years within the products they introduce into the stream of commerce during the current reporting year. This results in a need from Woodward and other downstream suppliers for CMRT data from prior timeframes that can be challenging to acquire. The third factor, of particular impact to the response rate for the Reporting Period, is the global coronavirus (“COVID-19”) pandemic. Woodward’s supplier inquiry campaign for the Reporting Period began nearly three weeks earlier than our campaign for the prior year period, and as such we hoped to capitalize on supplier CMRT completion for customers that had inquired even earlier. However, our campaign overlapped the massive impact of COVID-19 and the resulting stay-at-home orders in many locations. Numerous Woodward suppliers have ceased operations, suspended operations, or are otherwise dealing with severe economic conditions that we believe resulted in deprioritizing CMRT responses.

Supplier Response Assessment (Smelter Determination Due Diligence)

ACP generated an integrated roll-up CMRT from all valid supplier CMRTs received as of April 28, 2020. This resulted in the 307 SOR (compared to 321 SOR for 2018) with RMI identification numbers listed in the table below who provide through our supply chain conflict minerals used in Woodward’s products

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number
Gold	8853 S.p.A.	ITALY	CID002763	RMI

Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708	RMI

Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015	RMI

Gold	African Gold Refinery	UGANDA	CID003185	RMI

Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	RMI

Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	RMI

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	RMI

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	RMI

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058	RMI

Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	RMI

Gold	Asahi Pretec Corp.	JAPAN	CID000082	RMI

Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	RMI

Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920	RMI

Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	RMI

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	RMI

Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	RMI

Gold	Aurubis AG	GERMANY	CID000113	RMI

Gold	Bangalore Refinery	INDIA	CID002863	RMI

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	RMI

Gold	Boliden AB	SWEDEN	CID000157	RMI

Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	RMI

Gold	Smelter Not Listed	COLOMBIA	CID003421	RMI

Gold	Caridad	MEXICO	CID000180	RMI

Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	RMI

Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189	RMI

Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382	RMI

Gold	Chimet S.p.A.	ITALY	CID000233	RMI

Gold	Chugai Mining	JAPAN	CID000264	RMI

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	RMI

Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	RMI

Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348	RMI

Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362	RMI

Gold	Dowa	JAPAN	CID000401	RMI

Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195	RMI

Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	RMI

Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	RMI

Gold	Smelter Not Listed	JAPAN	CID003424	RMI

Gold	Smelter Not Listed	JAPAN	CID003425	RMI

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	RMI

Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	RMI

Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584	RMI

Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852	RMI

Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459	RMI

Gold	Smelter Not Listed	GHANA	CID003186	RMI

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	RMI

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	RMI

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	RMI

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	RMI

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	RMI

Gold	Heimerle + Meule GmbH	GERMANY	CID000694	RMI

Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	RMI

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	RMI

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	RMI

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773	RMI

Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778	RMI

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	RMI

Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562	RMI

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	RMI

Gold	Istanbul Gold Refinery	TURKEY	CID000814	RMI

Gold	Italpreziosi	ITALY	CID002765	RMI

Gold	Smelter Not Listed	INDIA	CID002893	RMI

Gold	Japan Mint	JAPAN	CID000823	RMI

Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	RMI

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	RMI

Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	RMI

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	RMI

Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	RMI

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	RMI

Gold	Kazzinc	KAZAKHSTAN	CID000957	RMI

Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969	RMI

Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	RMI

Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	RMI

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	RMI

Gold	Smelter Not Listed	INDIA	CID003463	RMI

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	RMI

Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865	RMI

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number
Gold	L’azurde Company For Jewelry	SAUDI ARABIA	CID001032	RMI

Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	RMI

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	RMI

Gold	L’Orfebre S.A.	ANDORRA	CID002762	RMI

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	RMI

Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	CID000689	RMI

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	RMI

Gold	Marsam Metals	BRAZIL	CID002606	RMI

Gold	Materion	UNITED STATES OF AMERICA	CID001113	RMI

Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	RMI

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	RMI

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	RMI

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	RMI

Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	RMI

Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157	RMI

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161	RMI

Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	RMI

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	RMI

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	RMI

Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	RMI

Gold	Morris and Watson	NEW ZEALAND	CID002282	RMI

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	RMI

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220	RMI

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	RMI

Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189	RMI

Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	RMI

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	RMI

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	RMI

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	RMI

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	RMI

Gold	PAMP S.A.	SWITZERLAND	CID001352	RMI

Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872	RMI

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	RMI

Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919	RMI

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	RMI

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	RMI

Gold	PX Precinox S.A.	SWITZERLAND	CID001498	RMI

Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324	RMI

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	RMI

Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522	RMI

Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582	RMI

Gold	Royal Canadian Mint	CANADA	CID001534	RMI

Gold	SAAMP	FRANCE	CID002761	RMI

Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546	RMI

Gold	Safimet S.p.A	ITALY	CID002973	RMI

Gold	SAFINA A.S.	CZECHIA	CID002290	RMI

Gold	Sai Refinery	INDIA	CID002853	RMI

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	RMI

Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562	RMI

Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	RMI

Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585	RMI

Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525	RMI

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	RMI

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	RMI

Gold	Smelter Not Listed	INDIA	CID002588	RMI

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	RMI

Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516	RMI

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	RMI

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761	RMI

Gold	Sovereign Metals	INDIA	CID003383	RMI

Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153	RMI

Gold	Sudan Gold Refinery	SUDAN	CID002567	RMI

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	RMI

Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918	RMI

Gold	T.C.A S.p.A	ITALY	CID002580	RMI

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	RMI

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	RMI

Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	RMI

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	RMI

Gold	Tony Goetz NV	BELGIUM	CID002587	RMI

Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	RMI

Gold	Torecom	KOREA, REPUBLIC OF	CID001955	RMI

Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	RMI

Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	RMI

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	RMI

Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993	RMI

Gold	Valcambi S.A.	SWITZERLAND	CID002003	RMI

Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030	RMI

Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	RMI

Gold	Yamakin Co., Ltd.	JAPAN	CID002100	RMI

Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	RMI

Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	RMI

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	RMI

Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092	RMI

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	RMI

Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA	CID003402	RMI

Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504	RMI

Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456	RMI

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	RMI

Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	RMI

Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	RMI

Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557	RMI

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	RMI

Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	RMI

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	RMI

Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548	RMI

Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	RMI

Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	RMI

Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545	RMI

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	RMI

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	RMI

Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	RMI

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	RMI

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	RMI

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	RMI

Tantalum	KEMET Blue Metals	MEXICO	CID002539	RMI

Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	RMI

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	RMI

Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175	RMI

Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	RMI

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	RMI

Tantalum	NPM Silmet AS	ESTONIA	CID001200	RMI

Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	CID002847	RMI

Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508	RMI

Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707	RMI

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	RMI

Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869	RMI

Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891	RMI

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	RMI

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	RMI

Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522	RMI

Tin	Alpha	UNITED STATES OF AMERICA	CID000292	RMI

Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM	CID002703	RMI

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	RMI

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190	RMI

Tin	China Tin Group Co., Ltd.	CHINA	CID001070	RMI

Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356	RMI

Tin	Dowa	JAPAN	CID000402	RMI

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	CID002572	RMI

Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438	RMI

Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448	RMI

Tin	Fenix Metals	POLAND	CID000468	RMI

Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.”	CHINA	CID003410	RMI

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	RMI

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	RMI

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	RMI

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	RMI

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116	RMI

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	RMI

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	RMI

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	RMI

Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231	RMI

Tin	Smelter Not Listed	RWANDA	CID003387	RMI

Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA	CID003379	RMI

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	RMI

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	RMI

Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	RMI

Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142	RMI

Tin	Metallo Belgium N.V.	BELGIUM	CID002773	RMI

Tin	Metallo Spain S.L.U.	SPAIN	CID002774	RMI

Tin	Mineracao Taboca S.A.	BRAZIL	CID001173	RMI

Tin	Minsur	PERU	CID001182	RMI

Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	RMI

Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	RMI

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002573	RMI

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	RMI

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	RMI

Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337	RMI

Tin	Pongpipat Company Limited	MYANMAR	CID003208	RMI

Tin	Precious Minerals and Smelting Limited	INDIA	CID003409	RMI

Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	RMI

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	RMI

Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	RMI

Tin	PT Mitra Stania Prima	INDONESIA	CID001453	RMI

Tin	PT Refined Bangka Tin	INDONESIA	CID001460	RMI

Tin	PT Timah Tbk Kundur	INDONESIA	CID001477	RMI

Tin	PT Timah Tbk Mentok	INDONESIA	CID001482	RMI

Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706	RMI

Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539	RMI

Tin	Soft Metais Ltda.	BRAZIL	CID001758	RMI

Tin	Super Ligas	BRAZIL	CID002756	RMI

Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM	CID002834	RMI

Tin	Thaisarco	THAILAND	CID001898	RMI

Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325	RMI

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002574	RMI

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036	RMI

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	RMI

Tin	Yunnan Tin Company Limited	CHINA	CID002180	RMI

Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397	RMI

Tungsten	A.L.M.T. Corp.	JAPAN	CID000004	RMI

Tungsten	ACL Metais Eireli	BRAZIL	CID002833	RMI

Tungsten	Smelter Not Listed	BRAZIL	CID003427	RMI

Tungsten	Smelter Not Listed	VIETNAM	CID002502	RMI

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	RMI

Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	CID002641	RMI

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	RMI

Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281	RMI

Tungsten	Smelter Not Listed	UNITED STATES OF AMERICA	CID003448	RMI

Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401	RMI

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	RMI

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645	RMI

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	RMI

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	RMI

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	RMI

Tungsten	Smelter Not Listed	CHINA	CID003417	RMI

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568	RMI

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	RMI

Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542	RMI

Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541	RMI

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	RMI

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	RMI

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	RMI

Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182	RMI

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	RMI

Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	RMI

Metal (*)	Smelter Look-up (*)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	RMI

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	RMI

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	RMI

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	RMI

Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647	RMI

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	RMI

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	RMI

Tungsten	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION	CID003408	RMI

Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966	RMI

Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105	RMI

Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	CID003388	RMI

Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407	RMI

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	RMI

Tungsten	Masan Tungsten Chemical LLC (MTC)	VIETNAM	CID002543	RMI

Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845	RMI

Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589	RMI

Tungsten	Smelter Not Listed	RUSSIAN FEDERATION	CID003416	RMI

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	RMI

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	CID001889	RMI

Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	RMI

Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044	RMI

Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	RMI

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	RMI

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	RMI

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	RMI

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	RMI

We then used RMI’s SOR compliance status and mine country of origin data available to Woodward as a RMI member with the following summary results based on both Woodward’s campaign data as of April 28, 2020 and the

RMI compliance and mine country of origin data as of April 1, 2020: of the 307 identified SORs we identified, all 307 were eligible for RMI audit. 235 of the SORs were determined by RMI to be “Conformant” (meaning the SOR follows DRC Conflict Free protocols as determined by audit or by a specific membership), 7 are designated as “Active”, and 51 other SORs are in communication, in vetting or awaiting outreach with RMI for audits. Mine country of origin data was not available for one of the 235 Conformant SORs. One gold refiner was audited by the Responsible Jewelry Council but its mine country of origin determination was not disclosed to RMI. 65 of the conformant SORs had their mine country of origin data provided by the London Bullion Market Association (“LBMA”) on an aggregate basis to RMI. RMI found 7 SORs on Woodward’s list to be non-conformant, as compared to 6 in the prior year; we intend to conduct further investigations to identify the suppliers using these SORs to the extent possible and determine if that use relates to any items we procure from those suppliers. The Woodward due diligence process via ACP and Assent services have also identified specific suppliers that source from one or more of 5 different SORs that are categorized as “high risk” based on their sourcing practices and relationships. Woodward will conduct an outreach to these suppliers via Assent to request that they encourage these SORs to participate in a third party audit program, and/or to encourage and facilitate these suppliers’ migration to alternate, acceptable SORs. Finally, Assent services teams acting on behalf of Woodward identified suppliers who listed one or both of two SORs which are on trade sanctions lists. Both of these sanctioned SORs ceased operations prior to January 2019; therefore, 3TG was no longer available for purchase from them during the current reporting year. However, residual stock from them may still be in supplier inventories and subject to disclosure.

Smelter or Refiner Mine Country of Origin Results

Collectively, 234 of the 235 Conformant SORs for which RMI had sourcing data obtain their minerals from the following mine countries of origin, depending on the Conflict Mineral of interest. The below list for each of the 3TG are a combination of the country of origin findings by the RMI and the mined material country of origin data provided by the LBMA to the RMI:

Data Key
L1	L2	CC	DRC	Low Risk (LR)	High Risk (HR)	Recycled Scrap (R/S)
Level 1 countries are not identified as conflict regions or plausible areas of smuggling or export from the DRC and its nine adjoining countries.	Level 2 countries are known or plausible countries for smuggling, export out of region or transit of materials containing tantalum, tin, tungsten or gold.	Covered countries are the 9 countries adjoining the Democratic Republic of Congo.	The Democratic Republic of Congo	Countries identified by smelters and refiners as low-risk. Those marked with an * have been disclosed by some smelters to be low-risk but disclosed by other smelters to be high-risk.	Countries identified by smelters and refiners as Conflict-Affected and High-Risk (HR)	Secondary sources of material (non-mined) *Note these countries are not listed below

Known Countries from which Conformant Gold Refiners Source
L1	L2	CC	DRC	Low Risk (LR)	High Risk (HR)	Recycled Scrap (R/S)

Argentina	South Africa	Tanzania		Brazil		Austria

Benin		Uganda		Canada		Belgium

Bolivia (Plurinational State of)		Rwanda		Ghana		Benin

Brazil				Guinea		Brazil

Chile				Guyana		Canada

Colombia				Japan		Chile

Ecuador				Mexico		China

Eritrea				United States of America		Czech Republic

Japan						Denmark

Mali						Estonia

Mauritania						Finland

Nicaragua						France

Niger						Germany

Peru						Hong Kong

Russian Federation						Hungary

Swaziland						India

Togo						Indonesia

Ireland

Italy

Japan

Jordan

Lithuania

Luxembourg

Malta

Monaco

Netherlands

Norway

Known Countries from which Conformant Gold Refiners Source
L1	L2	CC	DRC	Low Risk (LR)	High Risk (HR)	Recycled Scrap (R/S)
Panama

Philippines

Poland

Romania

Saudi Arabia

Singapore

Slovakia

South Africa

South Korea

Sweden

Switzerland

Taiwan

Thailand

Turkey

United Arab Emirates

United Kingdom

United States of America

Known Countries from which LBMA Good Delivery List Refiners Source - Mined Material (Provided by LBMA)

All COI	CC	DRC
Argentina	Tanzania	Congo, Democratic Republic of the

Australia	Zambia

Azerbaijan

Known Countries from which LBMA Good Delivery List Refiners Source - Mined Material (Provided by LBMA)

All COI	CC	DRC
Bolivia (Plurinational State of)

Botswana

Brazil

Burkina Faso

Canada

Chile

China

Colombia

Cuba

Cyprus

Dominican Republic

Ecuador

Egypt

Ethiopia

Fiji

Finland

Georgia

Ghana

Guatemala

Guinea

Guyana

Honduras

Indonesia

Iran

Ivory Coast

Japan

Kazakhstan

Kenya

Laos

Known Countries from which LBMA Good Delivery List Refiners Source - Mined Material (Provided by LBMA)

All COI	CC	DRC
Liberia

Malaysia

Mali

Mauritania

Mexico

Mongolia

Morocco

Namibia

Netherlands

New Zealand

Nicaragua

Niger

Papua New Guinea

Peru

Phillipines

Puerto Rico

Russian Federation

Saudi Arabia

Senegal

Serbia

Slovakia

Solomon Islands

South Africa

Spain

Suriname

Swaziland

Sweden

Tajikistan

Turkey

Known Countries from which LBMA Good Delivery List Refiners Source - Mined Material (Provided by LBMA)

All COI	CC	DRC
United Kingdom of Great Britain and Northern Ireland

United States of America

Uruguay

Zimbabwe

Known Countries from which LBMA Good Delivery List Refiners Source - Recycled Material (Provided by LBMA)

All COI	CC	DRC
Argentina	Tanzania	Congo, Democratic Republic of the

Armenia

Australia

Austria

Belgium

Bolivia

Botswana

Brazil

Brunei

Bulgaria

Burkina Faso

Cameroon

Canada

Chile

China

Colombia

Croatia

Cyprus

Known Countries from which LBMA Good Delivery List Refiners Source - Recycled Material (Provided by LBMA)

All COI	CC	DRC
Czech Republic

Denmark

Ecuador

Egypt

El Salvador

Estonia

Finland

Gambia, The

Georgia

Germany

Greece

Hong Kong

Hungary

Iceland

India

Indonesia

Ireland

Israel

Italy

Ivory Coast

Japan

Jordan

Kazakhstan

Kenya

Korea, Republic of

Kuwait

Kyrgyzstan

Laos

Latvia

Known Countries from which LBMA Good Delivery List Refiners Source - Recycled Material (Provided by LBMA)

All COI	CC	DRC
Lebanon

Liechtenstein

Lithuania

Luxembourg

Macau

Madagascar

Malaysia

Malta

Mauritius

Mexico

Morocco

New Caledonia

New Zealand

Norway

Pakistan

Panama

Papua New Guinea

Paraguay

Peru

Philippines

Poland

Portugal

Puerto Rico

Romania

Russian Federation

San Marino

Saudi Arabia

Senegal

Serbia

Known Countries from which LBMA Good Delivery List Refiners Source - Recycled Material (Provided by LBMA)

All COI	CC	DRC
Sierra Leone

Singapore

Slovakia

Slovenia

South Africa

Spain

Sudan

Sweden

Switzerland

Taiwan

Thailand

Togo

Trinidad and Tobago

Tunisia

Turkey

Ukraine

United Arab Emirates

United Kingdom of Great Britain and Northern Ireland

United States of America

Uruguay

Venezuela

Vietnam

Zimbabwe

Known Countries from which Conformant Tantalum Smelters Source
L1	L2	CC	DRC	Low Risk (LR)	High Risk (HR)	Recycled Scrap (R/S)
Australia	Mozambique	Burundi	Congo, Democratic Republic of the	Australia	Burundi	Austria

Austria		Rwanda		Bolivia	Congo, Democratic Republic of the	Belarus

Bolivia (Plurinational State of)				Brazil	Rwanda	China

Brazil				China		France

China				Ethiopia		Germany

Colombia				Germany		Indonesia

Ethiopia				India		Ireland

France				Malaysia		Israel

Guinea				Mozambique		Japan

India				Namibia		Spain

Madagascar				Nigeria		Switzerland

Malaysia				Russian Federation		Thailand

Nigeria				Sierra Leone		United States of America

Russian Federation				Thailand

Sierra Leone				Zimbabwe

Somaliland

Spain

Thailand

Known Countries from which Conformant Tin Smelters Source
L1	L2	CC	DRC	Low Risk (LR)	High Risk (HR)	Recycled Scrap (R/S)
Australia		Burundi	Congo, Democratic Republic of the			Angola

Bolivia (Plurinational State of)		Rwanda				Australia

Brazil		Uganda				Austria

China						Belarus

Colombia						Belgium

Guinea						Benin

Indonesia						Brazil

Laos						Canada

Malaysia						Chile

Mongolia						China

Myanmar						Croatia

Nigeria						Czech Republic

Peru						Congo, Democratic Republic of the

Portugal						Denmark

Russian Federation						Egypt

Taiwan						El Salvador

Thailand						Estonia

United Kingdom of Great Britain and Northern Ireland						France

Venezuela						Gabon

Vietnam						Germany

Hong Kong

Hungary

Known Countries from which Conformant Tin Smelters Source
L1	L2	CC	DRC	Low Risk (LR)	High Risk (HR)	Recycled Scrap (R/S)
India

Indonesia

Israel

Italy

Japan

Kazakhstan

Lebanon

Malaysia

Mexico

Morocco

Netherlands

New Zealand

Nigeria

Pakistan

Portugal

Philippines

Qatar

Saudi Arabia

Senegal

Singapore

Slovakia

Slovenia

South Africa

South Korea

Spain

Sudan

Switzerland

Taiwan

Known Countries from which Conformant Tin Smelters Source
L1	L2	CC	DRC	Low Risk (LR)	High Risk (HR)	Recycled Scrap (R/S)
Tanzania

Thailand

Togo

Tunisia

Turkey

Ukraine

United Arab Emirates

United Kingdom

United States of America

Yemen

Known Countries from which Conformant Tungsten Smelters Source
L1	L2	CC	DRC	Low Risk (LR)	High Risk (HR)	Recycled Scrap (R/S)
Australia		Burundi	Congo, Democratic Republic of the	Austria		Belgium

Bolivia		Rwanda		China		Brazil

Brazil		Uganda		Russian Federation		Canada

China						China

Colombia						Czech Republic

Guinea						France

Indonesia						Germany

Laos						Hong Kong

Malaysia						Japan

Mongolia						Latvia

Myanmar						Russia

Nigeria						Spain

Peru						Taiwan

Portugal						Thailand

Russian Federation						United Arab Emirates

Spain						United States of America

Taiwan						Vietnam

Thailand

United Kingdom of Great Britain and Northern Ireland

United States of America

Uzbekistan

Vietnam

Known Countries from which Conformant Tungsten Smelters Source
L1	L2	CC	DRC	Low Risk (LR)	High Risk (HR)	Recycled Scrap (R/S)

© 2020

Responsible

Business

Alliance, Inc.

All rights

reserved.

Concluding Statement

Woodward continues to make significant year-over-year progress relative to supplier conflict minerals risk analysis, SOR identification and mine country of origin through improvements in our due diligence activity, our greater use of the ACP and other Assent services, and our association memberships. The combined availability of RMI and LBMA audit results provided Woodward the most comprehensive mine country of origin data to date. However, because: (i) Woodward has not yet achieved a 100% supplier response rate; (ii) virtually all of our supplier responses are still at a company level and not yet focused on Woodward specific parts; and (iii) complete SOR conflict status and mine country of origin data is not yet available from centralized sources specializing in the collection and assessment of such data, Woodward does not have sufficiently complete or discriminating data at this time to confirm the conflict-free or may-not-be-conflict-free status of any of its product families or individual products. We have also found that significant number of our supplier respondents have supply chains using SOR categorized as high risk, and we will continue to actively address this issue to mitigate and eventually eliminate such usage. Woodward is continuing its efforts and progress on the improvement actions described above.